                       FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") made as of June 12, 1996, by and among INLAND PRODUCTION COMPANY, a Texas corporation ("Borrower"), INLAND RESOURCES, INC., a Washington corporation ("Parent"), TRUST COMPANY OF THE WEST, as Agent, TCW ASSET MANAGEMENT COMPANY, as Collateral Agent ("Collateral Agent"), and TCW (as defined in the Original Agreement, as defined below),

                              W I T N E S S E T H:

     WHEREAS, Borrower, Parent, Agent, Collateral Agent and TCW have entered into that certain Credit Agreement dated as of November 29, 1995 ("Original Agreement") for the purposes and consideration therein expressed, whereby TCW made loans to Borrower as therein provided; and

     WHEREAS, Borrower, Parent, Agent, Collateral Agent and TCW desire to amend the Original Agreement for the purposes expressed herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which have been made and the loans which may hereafter be made by TCW to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I.

                           DEFINITIONS AND REFERENCES

     Section I.1. TERMS DEFINED IN THE ORIGINAL AGREEMENT. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section I.2. OTHER DEFINED TERMS. Various terms are defined throughout this Amendment. Unless the context otherwise requires, the following additional terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "Amendment" shall mean this First Amendment to Credit Agreement.


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

          "Amendment Documents" shall mean this Amendment, the Farmout Mortgage, and the Farmout Royalty Conveyance.

          "Credit Agreement" shall mean the Original Agreement as amended hereby.

                                   ARTICLE II.

              AMENDMENTS TO ORIGINAL AGREEMENT; CONSENT; NO WAIVERS

     Section II.1.  DEFINITIONS.

     The definition of "Commitment Period" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "COMMITMENT PERIOD" means the period from and including the date hereof until and including the earliest to occur of: (a) December 31, 1996, (b) a Coverage Deficiency which is not cured within the 30 day period required in Section 5.3, (c) the election by TCW, made during the continuance of an Event of Default by notice given to Borrower, to terminate the Commitment Period, or (d) the day on which any Note first becomes due and payable in full.

     The definition of "Farmout" is hereby added to Section 1.1 of the Original Agreement immediately following the definition of "Event of Default":

          "FARMOUT" means Farmout, Inc., a Utah corporation.

     The definition of "Related Person" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "RELATED PERSON" means any of Parent, Borrower, Farmout, and each Subsidiary of Parent.

     Section II.2. REPRESENTATIONS AND WARRANTIES. Section 4.1(n) of the Original Agreement is hereby amended in its entirety to read as follows:

          (n) OWNERSHIP OF BORROWER AND FARMOUT. All of the outstanding shares of each of Borrower and Farmout are owned by Parent and shall at all times until the repayment of the Obligations be owned by Parent, provided that Parent may merge Farmout into Borrower.

     Section II.3. AFFIRMATIVE COVENANTS. The following Section 5.1(t) is hereby added to the Original Agreement immediately following Section 5.1(s):

          (t) SERIES B PROCEEDS. Borrower shall use, and has heretofore used, the proceeds from the Series B Transaction only to pay (i) any redemption amounts required on the Series A Redemption, (ii) up to $350,000 for environmental remediation of the Toiyabe Mine, and (iii) capital costs and other costs of Borrower which are approved by TCW. For purposes of this Section 5.1(t) the term
     "SERIES A REDEMPTION" means the redemption by Parent of all of its existing Series A Preferred Stock, to be accomplished by (a) Parent's call of its Series A Preferred Stock for redemption on or about July 31, 1996, and (b) Parent's payment or delivery to the holders of its Series
     A Preferred Stock, in accordance with Parent's Articles of
     Incorporation, of either cash or shares of Parent's common stock (but no other consideration), as elected by each such holder. "SERIES B TRANSACTION" means Borrower's issuance and sale of 1,000,000 shares of Parent's Series B Preferred Stock to Pengo Securities Corp. and Arthur
     J. Pasmas, on or about July 31, 1996, for a cash purchase price of $10,000,000, as more fully described in that certain Agreement dated as of June 12, 1996, among Smith Management Company, Inc., Farmout, Inc., Randall D. Smith, Jeffrey A. Smith, John W. Adams, Parent and Borrower and that certain agreement dated as of June 12, 1996, among Arthur J. Pasmas and Parent.

     Section II.4. NEGATIVE COVENANTS. Section 5.2(b)(iii)(4) of the Original Agreement is hereby amended in its entirety to read as follows:

          (4) the aggregate outstanding principal amount of Debt of the Related Persons which is secured by such Liens and incurred for the purchase of trucks or automobiles does not at any time after January 1, 1996, exceed $250,000, and the aggregate principal amount of such Debt which is incurred in any Fiscal Year does not exceed $100,000.

The foregoing amendment to Section 5.2(b) shall be deemed to have taken effect as of January 1, 1996.

     Section 5.2(e) of the Original Agreement is hereby amended by adding the following additional sentence to the end thereof:

     Notwithstanding the foregoing, Parent may at any time pay dividends in the form of Parent's common stock to the holders of Parent's Series B Preferred Stock.

     Section II.5. AMENDMENT TO APPROVAL LETTER. The line item for Office Equipment and Furniture in that certain Approval Letter dated November 29, 1995 for ANCF Overhead is hereby amended in its entirety to read as follows:

          $150,000 for the calendar year 1996, and $50,000 for each calendar year thereafter.

     Section II.6. SECURITY. Sections 6.2 and 6.3 of the Original Agreement obligate Borrower and Parent to deliver various Security Documents and other items upon request by Collateral Agent. Borrower and Parent hereby agree to cause Farmout to deliver any similar Security Documents and other items from time to time requested by Collateral Agent.

     Section II.7. SCHEDULES. Item number 7 on Schedule 1 to the Original Agreement is hereby deemed to be amended to provide (in addition to the disclosures currently made therein) that Parent owns 100% of the outstanding common stock of Farmout.


                                  ARTICLE III.

                           CONDITIONS OF EFFECTIVENESS

     Section III.1. EFFECTIVE DATE. This Amendment shall become effective as of the date first above written when, and only when, Collateral Agent shall have received, at Collateral Agent's office:

          (a) a counterpart of this Amendment executed and delivered by Borrower, Parent and TCW,

          (b) evidence, satisfactory to Lender in all respects, that Farmout has acquired and then conveyed to Borrower full beneficial and equitable title in and to all of the wells and leases (the "Farmout Properties") farmed out to Randall D. Smith by Parent or Borrower pursuant to that certain Farmout Agreement dated effective July 1, 1995, among Parent, Borrower, and Randall D. Smith,

          (c) a Royalty Conveyance from Borrower covering the Farmout Properties and such other properties of Borrower as Lender may specify (the "Farmout Royalty Conveyance"),

          (d) a Mortgage from Borrower covering the Farmout Properties and such other properties of Borrower as Lender may specify (the "Farmout Mortgage"),

          (e) a certificate of the secretary of Borrower, which shall contain the names and true signatures of Borrower authorized to sign this Amendment and the other Amendment Documents and which shall certify as to the truth, correctness and completeness of the attached copy of resolutions authorizing the execution, delivery and performance of this Amendment and the other Amendment Documents,

          (f) a written opinion of Glast, Phillips & Murray, P.C., addressed to Agent and Collateral Agent to the effect that this Amendment and each other Amendment Document has been duly authorized, executed and delivered by Borrower, Parent and Farmout and that the Credit Agreement and each Amendment Document constitutes the legal, valid and binding obligations of Borrower, Parent, and Farmout enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar loans and to moratorium laws and other laws affecting creditors' rights generally from time to time in effect).

     Upon satisfaction of the conditions set out in Section 3.1(b), (c) and (d) above, a "Smith Transfer" shall have occurred under the Royalty Agreement.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

     Section IV.1. REPRESENTATIONS AND WARRANTIES OF BORROWER, PARENT AND FARMOUT. In order to induce TCW to enter into this Amendment, Borrower and Parent represent and warrant to TCW that:

          (a) The representations and warranties contained in Section 4.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b) Borrower, Parent and Farmout are each duly authorized to execute and deliver this Amendment and the other Amendment Documents and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Each of Borrower, Parent and Farmout has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and the other Amendment Documents and to authorize the performance of its obligations hereunder and thereunder.

          (c) The execution and delivery by each of Borrower, Parent and Farmout of this Amendment and the other Amendment Documents, the performance by each of Borrower, Parent and Farmout of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation or bylaws of Borrower, Parent or Farmout, or of any material agreement, judgment, license, order or permit applicable to or binding upon any Related Person, or result in the creation of any lien, charge or encumbrance upon any assets or properties of any Related Person. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by each of Borrower, Parent and Farmout of this Amendment and the other Amendment Documents or otherwise to consummate the transactions contemplated hereby and thereby.

          (d) When duly executed and delivered, each of this Amendment and the Credit Agreement and the other Amendment Documents will be a legal and binding obligation of each of Borrower, Parent and Farmout enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.


                                   ARTICLE V.

                                  MISCELLANEOUS

     Section V.1. RATIFICATION OF AGREEMENTS. The Original Agreement as hereby amended, together with the Parent Guaranty and each other Loan Document heretofore executed, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of TCW under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

     Section V.2. SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of Borrower and Parent herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Related Person hereunder or under the Credit Agreement to TCW shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

     Section V.3. LOAN DOCUMENTS. This Amendment and each other Amendment Document is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents (including without limitation Section 8.10 of the Credit Agreement, which provides for waiver without limitations of jury trial) apply hereto and thereto.

     Section V.4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance the laws of the State of California and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section V.5. COUNTERPARTS. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.



                              INLAND PRODUCTION COMPANY



                              By:
                                 ------------------------------------
                                 Kyle R. Miller, President and
                                 Chief Executive Officer



                              INLAND RESOURCES INC.



                              By:
                                 ------------------------------------
                                 Kyle R. Miller, President and
                                 Chief Executive Officer



                              TRUST COMPANY OF THE WEST, a California trust company, as Trustee of TCW Debt & Royalty Fund IVA



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of June 1, 1993, with The Trustees of Columbia University in the City of New York and Trust Company of the West



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Investment Management Agreement dated as of March 1, 1993 with The Board of Trustees of The Leland Stanford Junior University



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              TCW ASSET MANAGEMENT COMPANY, as Investment
                              Manager under the Investment Management Agreement dated as of June 8, 1993 between the Searle Trusts Limited Partnership X, Harris Trust and Savings Bank, and TCW Asset Management Company



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated April 26, 1994, with The City and County Employees' Retirement System of San Francisco, TCW Asset Management Company and Trust Company of the West



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              TCW DEBT AND ROYALTY FUND IVB, a California limited partnership

                              By: TCW Asset Management Company, a California corporation, as General Partner



                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:



                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:



                              TCW ASSET MANAGEMENT COMPANY, as Investment
                              Manager under the Investment Management Agreement dated as of June 8, 1993 between the John G. Searle Charitable Trusts Partnership, Harris Trust and Savings Bank, and TCW Asset Management Company



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              TCW ASSET MANAGEMENT COMPANY, as Investment
                              Manager under the Investment Management Agreement dated as of December 31, 1993 with Delta Air Lines, Inc.



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              TCW DEBT AND ROYALTY FUND IVC, a California limited partnership

                              By: TCW Asset Management Company, a California corporation, as General Partner



                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:


                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:

                              AGENT:

                              TRUST COMPANY OF THE WEST,
                              a California trust company, as  Agent



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              COLLATERAL AGENT:


                              TCW ASSET MANAGEMENT COMPANY,
                              a California corporation, as Collateral Agent



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              By:
                                 ------------------------------------
                                 Name:
                                 Title: